UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 3, 2020

OCCIDENTAL PETROLEUM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-09210	95-4035997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 110 Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 215-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.20 par value	OXY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2020, Robert Peterson, 49, was appointed Senior Vice President and Chief Financial Officer of Occidental Petroleum Corporation (the “Company”). Cedric Burgher will transition to another role within the Company.

Mr. Peterson has served as Senior Vice President, Permian EOR, Occidental Oil and Gas, since September 2019.  Prior to that, Mr. Peterson was Vice President, Permian Strategy, Occidental Oil and Gas, from November 2018 to September 2019, where he was responsible for developing and implementing a joint portfolio, technology and people strategy for the Company’s Permian business and ensuring alignment with Occidental’s Low Carbon Ventures strategy, and was President of OxyChem, the Company’s chemical subsidiary, from August 2014 to September 2017, where he was instrumental in completing its major capital investments and improving the profitability of the business.  Mr. Peterson holds a Bachelor’s degree in Mechanical Engineering and an MBA in Corporate Finance from the University of Florida.

Mr. Peterson does not have any family relationships with any director, executive officer or person nominated or chosen to become a director or executive officer of Occidental, and there are no arrangements or understandings between Mr. Peterson and any other person pursuant to which Mr. Peterson was appointed as the Senior Vice President and Chief Financial Officer of the Company. There are no related party transactions involving Mr. Peterson that are reportable under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Additional Information and Where to Find It

The Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a preliminary proxy statement on Schedule 14A, containing a form of proxy card, with respect to its solicitation of proxies for the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). The proxy statement is in preliminary form and the Company intends to file and mail a definitive proxy statement to stockholders of the Company. This communication is not a substitute for any proxy statement or other document that the Company has filed or may file with the SEC in connection with any solicitation by the Company.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION BY THE COMPANY. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by the Company free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company are also available free of charge by accessing the Company’s website at www.oxy.com.

Participants

The Company, its directors and executive officers and other members of management and employees may be deemed participants in the solicitation of proxies by the Company. Information about the Company’s executive officers and directors and their respective direct or indirect interests, by security holdings or otherwise, is available in the Company’s preliminary proxy statement for its 2020 Annual Meeting, which was filed with the SEC on April 1, 2020, and will be included in the Company’s definitive proxy statement, once available. To the extent holdings of the Company’s securities reported in the proxy statement for the 2020 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION

	By:	/s/ Nicole E. Clark
Nicole E. Clark
Date: April 3, 2020		Vice President, Deputy General Counsel and Corporate Secretary